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                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" in this Registration Statement (Form N-1A 811-8776) of Alliance All-Asia Investment Fund, Inc.


                                  /s/ Ernst & Young LLP

                                  ERNST & YOUNG LLP


New York, New York
October 25, 1995




































00250203.AG4